EXHIBIT 99.1

NEWS RELEASE

Contact:	Mark Lindsay
Vice President, Public Communications and Strategy
952-992-4297

(For Immediate Release)

UnitedHealth Group Announces Personnel, Governance Actions;

Provides Update on Accounting for Past Option Grants

MINNEAPOLIS (Nov. 8, 2006) — UnitedHealth Group today announced a series of steps taken by its Board of Directors as it continues to take action following the report by the Independent Committee and its independent counsel on October 15.

Among its actions, the Board:

•	Entered into a new, four-year employment agreement with Stephen J. Hemsley, currently president and chief operating officer of UnitedHealth Group, effective when he becomes chief executive officer on or before December 1, 2006;

•	Welcomed Mr. Hemsley’s actions to voluntarily remove all personal benefit from any past option grants to him questioned in the WilmerHale report. This will be achieved by repricing options granted to him through 2002 and his commitment to relinquish the value of the grants that were suspended and then reinstituted in August 2000. These actions will reduce the current value of Mr. Hemsley’s past equity compensation by approximately $190 million;

•	Elected G. Mike Mikan as executive vice president, chief financial officer;

•	Designated Forrest Burke as acting general counsel;

•	Received voluntary written agreements from senior Company executives, to ensure that there is no potential for financial gain from the misdating of any option, by resetting the exercise prices of all applicable exercised and unexercised options with recorded grant dates between 1994 and 2002;

•	Received voluntary written agreement from William W. McGuire, M.D., chief executive officer, to have the exercise prices of all of his options with recorded grant dates between 1994 and 2002, reset to the highest share price during the recorded grant year for each particular option. For options suspended in 1999 and reinstituted in 2000, the exercise prices will be reset to the highest share price in 2000;

•	Strengthened director independence requirements to exceed the standards of the SEC and the New York Stock Exchange;

•	Formed a Nominating Advisory Committee to provide the Board with recommendations and input into its search for new directors. The Committee will be composed of representatives from the shareholder and medical communities; and

•	Retained the firm Heidrick & Struggles to assist its search for new directors and retained the firm Russell Reynolds Associates to assist its search for executives for several new positions. Additional firms may be engaged as the Company proceeds to strengthen its administrative capabilities.

The Company has substantially completed its internal analysis of the WilmerHale report findings and is working expeditiously to complete its final review of accounting adjustments based on the determination of the applicable accounting measurement dates, the impact of variable accounting treatment for certain stock options (which principally relates to stock options granted in and prior to 2000) and the resulting tax implications. As a result, the Company expects to recognize non-cash charges for stock-based compensation expense that are likely to be material for certain periods covered in the review. Although the Company is not yet able to determine the final amount of the non-cash compensation charges and additional cash charges resulting from potential tax liabilities, the Company anticipates that it will be significantly greater than the estimate contained in its Form 10-Q for the quarter ended March 31, 2006. Accordingly, the Company has concluded that, due solely to the stock option matter, its financial statements and similar communications for the years ended 1994 to 2005 and the interim quarters through September 30, 2006, should no longer be relied upon and the Company will delay filing its Form 10-Q for third quarter 2006. The Company will review its analysis and proposed restatement adjustments with the SEC prior to completing its restatement and is working as quickly as possible to return to current filing status.

Additionally, the Company announced that it has substantially remediated a material weakness in its internal controls relating to stock option plan administration that it has now concluded existed as of December 31, 2005.

Hemsley Reaches New Agreement, Also Acts to Remove Any Unintended Personal Benefit of Past Option Grants to Him

Under the terms of the new, four-year employment agreement, Mr. Hemsley, as chief executive officer and president, will only be assured of receiving his base salary each year. The agreement does not set any minimum or target level for any bonus or other incentive compensation for Mr. Hemsley. All bonus and incentive compensation is solely at the discretion of the Compensation Committee and ultimately the independent members of the Board of Directors. On May 1, 2006, the Company announced that Mr. Hemsley and certain other senior, long-tenured executives would not receive any additional equity awards.

In addition, as previously announced, Mr. Hemsley has agreed to have the exercise prices of all of his options with recorded grant dates between 1997, the year he commenced employment at the Company, and 2002, reset to the highest share price during the recorded grant year for each particular option. In the case of certain options described below, the exercise prices will be reset to the highest share price in 2000.

Further, Mr. Hemsley has acted to relinquish any personal benefit from option grants that were suspended in 1999 and reinstituted in August 2000. Mr. Hemsley said, “My decision is in keeping with my personal goal of avoiding even the appearance of any unintended benefit from any past option grants to me.”

Taken together, these actions reduce the current value of Mr. Hemsley’s past equity compensation by approximately $190 million.

Mikan Elected Executive Vice President, Chief Financial Officer

G. Mike Mikan was elected executive vice president, chief financial officer, effective immediately, reporting to Mr. Hemsley.

Mr. Hemsley said, “Mike is an exceptionally talented executive who brings a compelling combination of technical financial expertise and experience, as well as a strategic perspective and leadership skills, that will serve us extremely well as we continue to advance the Company.”

Mr. Mikan was senior vice president of Finance of the Company from February 2006 to November 2006. He served as the CFO for the Company’s UnitedHealthcare division, a $35 billion operation, and as president of UnitedHealth Networks from June 2004 to February 2006. He was CFO of the Specialized Care Services division from 2001-2004, prior to which he was an executive in the Company’s corporate development group, which is responsible for its merger and acquisition activities.

Mr. Mikan succeeds Patrick Erlandson, who resigned as CFO and, as previously planned, will be assuming operational duties within the Company. Mr. Erlandson was named CFO in 2001.

Burke Designated as Acting General Counsel

Forrest Burke was designated acting general counsel, effective immediately, reporting to Mr. Hemsley.

Mr. Hemsley said, “We appreciate Forrest stepping into this new role and taking on additional responsibilities. We greatly value the experience and judgment he brings at this important time for our company.”

Mr. Burke has been general counsel for UnitedHealthcare, Uniprise and Specialized Care Services and joined the company in 2005 after 17 years at the law firm Dorsey & Whitney, LLP. At Dorsey & Whitney, he served on the Management Committee and chaired the Business Services group, and was responsible for the management and oversight of more than 200 lawyers in seven departments. He has a J.D. magna cum laude from the University of Pennsylvania Law School.

As announced by the Board on October 15, the company is launching a national search for a permanent general counsel.

Mr. Burke is not related to Company Chairman Richard Burke.

Human Resources Leader Retiring

Robert Dapper, the Company’s senior human resources leader, is retiring, as previously planned. He will assist in an orderly transition over the balance of the year while a new human resources leader is recruited. He has been in this position since 2001.

Resetting of Option Prices for Senior Executives

Senior executives, including the Company’s Section 16 officers and business segment CEOs, and former general counsel David J. Lubben will increase the exercise prices of all of their options with recorded grant dates between 1994 and 2002 to the closing price of the Company’s common stock on the accounting measurement date for each grant when finally determined pursuant to the final restatement process. These executives also agreed to a formula to account for the value of affected options previously exercised. The effect of these changes is to remove any potential whatsoever for these individuals to have financially benefited from any option misdating.

Enhanced Director Independence

The Board significantly strengthened its requirements for director independence. The requirements are set forth on the Company’s Web site, www.unitedhealthgroup.com, and will hereafter preclude a finding of independence if:

•	A director received any direct compensation from the Company (other than for board service) in the past three years, thus extending the heightened New York Stock Exchange requirements for Audit Committee members to all independent directors;

•	Charitable contributions from the Company to any tax exempt institution of which a director or his or her immediate family member is a current executive officer exceed the lesser of $1 million or 2 percent of the institution’s consolidated gross revenue; or

•	A director falls into one of several new categories involving a business relationship with management, including any business relationship in which the director or an affiliated entity receives compensation from an executive officer.

Nominating Advisory Committee Formed

The Board has formed a new Nominating Advisory Committee, with two main functions:

•	Suggesting additional director candidates for consideration by the Nominating Committee and Board; and

•	Providing feedback about specific director candidates under consideration by the Nominating Committee and Board.

Recognized leaders from the shareholder and medical communities will constitute the Committee’s membership.

Chairman, President Comment on Actions

Richard T. Burke, chairman of the Board of Directors, said, “We are pleased to have reached a new, four-year employment agreement with Steve Hemsley. The Board is confident that, as CEO, Steve’s strong leadership, innovation and strategic approach, combined with the cultural reform he is driving, will continue our record of delivering excellent performance for our customers and our investors.

“The Board is moving quickly to establish UnitedHealth Group as a leader in corporate governance. Forming a Nominating Advisory Committee and strengthening our requirements for independent directors beyond regulatory standards demonstrate our intentions. Additionally, our senior executives have acted to eliminate any potential gain from stock options dating practices. We are gratified that our senior executives volunteered to make the changes to ensure the value of their options is attributable entirely to the performance of our share price.”

Mr. Hemsley said, “The senior leaders of UnitedHealth Group are clearly aligned with our Board in striving for the highest standards of governance and business practices, even as they continue to deliver operational excellence throughout the Company.

“I am especially pleased to have reached a new agreement that allows me to continue working with the finest group of employees anywhere. As a team, we will continue to make substantial contributions to advancing American health care by improving access to high quality and affordable care for individuals and families.”

About UnitedHealth Group

UnitedHealth Group ( www.unitedhealthgroup.com ) is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, Uniprise, Specialized Care Services and Ingenix. Through its family of businesses, UnitedHealth Group serves approximately 70 million individuals nationwide.

Forward-Looking Statements

This news release may contain statements, estimates or projections that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and unknown certainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause results to differ materially from the forward-looking statements include: the potential consequences of the findings announced on October 15, 2006 of the investigation by an Independent Committee of directors of our stock option programs (including the consequences of our determination that the Company’s financial statements for the years ended 1994 to 2005, the interim periods contained therein, the quarter ended March 31, 2006 and all earnings and press releases, including for the quarters ended June 30, 2006 and September 30, 2006, and similar communications issued by the Company for such periods and the related reports of the Company’s independent registered public accounting firm should not be relied upon, the consequences of the resulting restatement of our financial statements for those periods, and delays in filing our quarterly reports on Form 10-Q for the second and third quarters of 2006), related governmental reviews by the SEC, IRS, U.S. Attorney for the Southern District of New York and Minnesota Attorney General, and related shareholder derivative actions, shareholder demands and purported securities class actions, a purported notice of acceleration with respect to certain of the Company’s debt securities based upon an alleged event of default under the indenture governing such securities, and recent management and director changes, and the potential impact of each of these matters on our business, credit ratings and debt; increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption of or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contract with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenues received from Medicare and Medicaid programs; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care provider disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; and anticipated benefits of acquiring PacifiCare that may not be realized.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K and quarterly reports on Form 10-Q. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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